Exhibit 4.5

CERTIFICATE OF TRUST
OF
ALLSTATE FINANCING VIII

THIS Certificate of Trust of Allstate Financing VIII (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.                                       Name.  The name of the statutory trust formed by this Certificate of Trust is Allstate Financing VIII.

2.                                       Delaware Trustee.  The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, DE 19801.

3.                                       Effective Date.  This Certificate of Trust shall be effective upon filing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

/s/ Mary J. McGinn
Mary J. McGinn, as Administrative Trustee

/s/ Mario Rizzo
Mario Rizzo, as Administrative Trustee

/s/ Steven E. Shebik
Steven E. Shebik, as Administrative Trustee

U.S. BANK TRUST NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ Carolina D. Altomare
Name: Carolina D. Altomare
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Property Trustee

By:	/s/ Carolina D. Altomare
Name: Carolina D. Altomare
Title: Vice President